EXHIBIT 24.2

POWER OF ATTORNEY OF PLAN COMMITTEE

KNOW ALL PERSONS BY THESE PRESENTS:

Each of the undersigned members of the Plan Committee for The PMI Group, Inc. Savings and Profit Sharing Plan, as amended (the “Plan”), hereby constitutes and appoints Andrew D. Cameron and Anthony D. Shore and each of them with power to act alone, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute a Registration Statement or Registration Statements on Form S-8 or other appropriate form, under the Securities Act of 1933, as amended, relating to an aggregate of 300,000 shares of Common Stock of the Company and an indeterminate number of plan interests issuable under the Plan, and any and all amendments (including post-effective amendments) to such Registration Statement(s), and to file such Registration Statement(s) and any and all amendments thereto, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, we have hereunto set our hands this 31st day of July, 2008.

/s/ Charles F. Broom Charles F. Broom

/s/ Margaret Huang Margaret Huang	/s/ Sue McKaig Sue McKaig

/s/ John Miscisin John Miscisin	/s/ Rhoda H. Rossman Rhoda H. Rossman

/s/ Gary Van Nostern Gary Van Nostern